UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2009

TRANSWITCH CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive
Shelton, Connecticut 06484
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

  Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Restricted Stock Unit Grants to Non-Employee Directors

On May 21, 2009 at the meeting of the Board of Directors (the “Board”) of TranSwitch Corporation (the “Company”), the Board approved grants of restricted stock units (“RSUs”) to the non-employee directors, as indicated below:

Reporting RSU-holder	Aggregate Dollar Value of the RSUs	Number of RSUs Granted
Sam Srinivasan Faraj Aalaei Gerald Montry James Pagos Michael Crawford Herbert Chen Thomas H. Baer	$40,000 $40,000 $40,000 $40,000 $40,000 $40,000 $40,000	129,032 129,032 129,032 129,032 129,032 129,032 129,032
The number of RSUs granted was calculated using the closing price of the Company’s common stock of $0.31 as listed on the Nasdaq Capital Market on May 21, 2009 and vest on the first anniversary of the date of grant.  The grants of RSUs were made under the Company’s 2008 Equity Incentive Plan, as amended, and are evidenced by a Non-Employee Director Restricted Stock Unit Award Agreement, in the form filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
         (d) Exhibits.
10.1	Form of Director Restricted Stock Unit Award Agreement under the 2008 Equity Incentive Plan (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

May 27, 2009	By:	/s/ Robert A. Bosi
	Name:	Robert A. Bosi
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Director Restricted Stock Unit Award Agreement under the 2008 Equity Incentive Plan (filed herewith).